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                                                                      EXHIBIT 99

NETEGRITY UNVEILS SECURE RELATIONSHIP MANAGEMENT PLATFORM WITH THE ACQUISITION OF DATACHANNEL

FIRST TO DELIVER SINGLE, INTEGRATED PLATFORM FOR SECURING, DELIVERING, AND PRESENTING ENTERPRISE RESOURCES FOR THE INTERACTIVE E-BUSINESS

WALTHAM, Mass., Oct. 24 /PRNewswire/ -- Netegrity, Inc. (Nasdaq: NETE - news), the leading provider of solutions for securely managing e-business relationships, today unveiled a new strategy for Secure Relationship Management
(SRM), and outlined product plans to deliver the first SRM platform. The SRM platform integrates access control, single sign-on, identity management, portal, and provisioning services for rapidly building, managing, and delivering interactive e-business portals. A centralized "Management Dashboard" provides a single point of administration for all of the services delivered through the SRM platform. Unified delegation capabilities will also enable corporate IT departments to empower line of business users to manage their own e-business portals and relationships. The integrated shared services will enable companies to more quickly respond to customers and business partners, accelerate e-business initiatives, and reduce the total cost of portal initiatives. As part of this strategy, Netegrity signed a definitive agreement to acquire DataChannel, a leading provider of enterprise portal solutions. DataChannel will provide the centralized presentation and integration services for the SRM platform.

"Provisioning, identity management, Web single sign-on, and access control are all fundamental requirements for an effective e-business infrastructure," said Jamie Lewis, CEO and research chair of the Burton Group. "The lack of comprehensive integration across these functions makes managing business relationships harder than it should be. That fact, along with natural market maturation, will inevitably drive the consolidation of these functions into a more integrated relationship management infrastructure."

The consideration for the acquisition is $15 million in cash and 2.5 million in shares. Valuing the shares at yesterdays stock price of $15 per share and including assumption of debt, would result in a total purchase price value of approximately $54 million. Netegrity expects this transaction to contribute sales of approximately $20 million in 2002. The transaction is expected to be accretive to earnings per share before amortization of intangibles beginning in Q2 2002. It is anticipated that the closing will occur in December 2001, subject to regulatory approvals.

Today's Portal Challenge

The role of the e-business portal is evolving from a platform to access static content to a dynamic platform that enables multiple audiences, including employees, customers, partners, and suppliers, to interact with data and enterprise applications. In order to fulfill the needs of these various audiences, companies must be able to access applications, extract data scattered across the enterprise, and deliver this information to the user based on defined roles. However, the tools required to secure, integrate, and dynamically deliver this data are not integrated today, requiring


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companies to take on the costly and time consuming task of integrating tools which are not designed to work together. Even when loosely coupled, these disparate tools still have their own built-in silos of security, identity management, presentation, personalization services, and data integration services. These silos create multiple redundant points of user administration, role definition, and policy management, resulting in increased administrative burdens and adding to the time and cost of building and managing the portal. Because of the complexity and de-centralization that exists today, business users are unable to create and manage their own portals, forcing the use of expensive IT resources and creating additional roadblocks to the portal's success.

"World-class organizations will achieve competitive advantage by removing 'friction' and the multiple steps required for e-business transactions and interactions," said Joe Duffy, managing partner, PricewaterhouseCoopers Security Consulting Practice. "Netegrity's SRM strategy addresses these issues by providing the integrated platform of security, identity, integration, and delivery services that corporations must have to enable enterprise wide, 'frictionless' transactions."

Netegrity's Secure Relationship Management Platform

Netegrity's Secure Relationship Management platform is the first to address the need to expand the scope and functionality of the Web access management market. SRM integrates Netegrity's market leading SiteMinder(R) platform of identity management, single sign-on, and access control with the presentation and integration services of DataChannel. The power of this integrated platform enables:

     * Improved responsiveness to customers, partners, and employees -- SRM's unified delegation model for users and portals enables line of business users to now create, expand, and modify their own portals, improving the response time to meet user's needs.
     * Expanded e-business reach -- The SRM platform enables the secure and interactive access to all e-business resources, to anyone, using any device, anytime.
     * Reduced total cost of portal initiatives -- By integrating these disparate services and managing them from a centralized management dashboard, SRM eliminates the redundant administrative tasks and accelerates the development and delivery of portal solutions.

"Netegrity created the Web access management space over five years ago and with the SRM platform we are once again redefining this market," said Barry Bycoff, chairman, president and CEO of Netegrity. "We have clearly heard from our customers and the market that they not only want their users to access e-business resources but also dynamically interact with them. With SRM we are delivering the first integrated platform that will enable them to expand their e-businesses."

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The Advantages of DataChannel

DataChannel's newest release of their portal server, version 5.0, which is being unveiled today, is a revolutionary new product that is unmatched in its capabilities. DataChannel Server 5.0 delivers a standards based platform with robust administration, scalability, and development capabilities. Key features of version 5.0 include secure, bi-directional data access, drag and activate graphical interface, Web services development environment, enterprise class scalability with a high performance J2EE architecture, and integrated content management with search, workflow and version control (see DataChannel 5.0 release for a more in depth look at the new features of the product).

"Netegrity and DataChannel share a common vision of providing a dynamic and flexible e-business platform," said Lucie Fjeldstad, president and CEO of DataChannel. "With version 5.0 of DataChannel Server we have completely re-architected the product in order to deliver both rapid and useable portal development capabilities and extremely sophisticated data and application integration power. The combination of SiteMinder and DataChannel Server 5.0 enables companies to fully optimize their information assets without compromising the integrity of that information."

Netegrity will brand, package, and immediately sell DataChannel Server 5.0 as Netegrity Interaction Server. Netegrity will also create a Netegrity Secure Relationship Management Suite that will bundle SiteMinder, Delegated Management Services, Netegrity SiteMinder Affiliate Services, and Netegrity Interaction Server.

Pricing and Availability

Pricing will be on a per user basis. The Netegrity Interaction Server and the Netegrity Secure Relationship Management Suite are available immediately.

About Netegrity, Inc.

Netegrity is the leading provider of software solutions for securely managing e-business relationships. Companies use Netegrity's products to control user access to e-business Web sites, to seamlessly create e- partnerships, and to secure business-to-business transactions. Netegrity enables customers to create new revenue opportunities, reduce operational inefficiencies, and strengthen relationships with customers and partners. With its vast network of partners, Netegrity is securely managing e-business solutions for over 480 customers worldwide including Aetna, American Express, Bank One, E*TRADE, General Electric, Ingram Micro, and Wells Fargo. The Company was the only vendor to be placed in the leader quadrant within Gartner's Magic Quadrant Report (May 2001). Headquartered in Waltham, Mass., Netegrity also has offices throughout Europe and Asia. More information can be found at www.netegrity.com.

Netegrity and SiteMinder are registered trademarks of Netegrity, Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners. Statements in this release concerning Netegrity's future prospects are "forward-looking statements" under the Federal securities laws. There can be no assurance that future results will


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be achieved, and actual results could differ materially from forecasts, estimates and summary information contained in this press release. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, the factors described in the Company's registration statements and reports filed with the Securities and Exchange Commission including in particular the risk factors set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and Form 10-Q for the quarter ended June 30, 2001. We undertake no obligation to update any of our forward- looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. We cannot guarantee any future results, levels of activity, performance or achievement.